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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K /A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   November 7, 2011

THUNDER MOUNTAIN GOLD

(Exact Name of Registrant as Specified in its Charter)

Idaho	001-08429	91-1031075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5248 W. Chinden, Boise, Idaho	83714
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 208-658-1037

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01 - Entry into a Material Definitive Agreement.

As previously reported, Thunder Mountain Gold, Inc. (the “Company”) initiated a non-brokered private placement of 1,200,000 units (each a “Unit”) at a price of CAD$0.17 per Unit for aggregate gross proceeds of CAD$204,000 (the “Private Placement”).  Each Unit was comprised of one share of common stock and one common stock purchase warrant (each a “Warrant”) entitling the holder to purchase one additional share of common stock of the Company for a period of two years following the closing of the Private Placement at a price of CAD$0.20 per share.  The Warrants are subject to an accelerated exercise period in the event that the Company’s shares trade at a price of greater than CAD$0.25 per share for 20 consecutive trading days at any time during the period following six months after the closing of the Private Placement. No registration rights were granted in connection with the Private Placement.  The Private Placement was conducted outside of the United States pursuant to available exemptions from applicable registration and prospectus requirements.  The Units and the Warrants sold in the Private Placement are not listed for trading on any market.  The Units, the Common Shares, the Warrants and any shares issuable upon exercise of the Warrants are “restricted securities” under the Securities Act 0f 1933, as amended (the “Act”) and the certificates representing such securities will be endorsed with legends confirming that transfers of the securities may not be effected other than pursuant to a registration statement filed under the Act or pursuant to further available exemptions from the registration requirements of the Act.

The closing date for the Private Placement was November 8, 2011, and the Company received $204,000 in gross proceeds.

The Private Placement was considered a non-brokered transaction as the Company did not retained an agent to offer and sell the Units.  Finder’s fees are payable to Garry Miller (together, the “Finders”) of (i) a cash commission of $18,300; and, (ii) share purchase warrants of 108,000.

The Private Placement was believed exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Rule 903 of Regulation S of the Act, with respect to non-U.S. investors. The securities offered, sold, and issued in connection with the private placement have not been or are not registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

Item 3.02 - Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 8.01 - Other Events.

On November 9, 2011, the Board of Directors ratified a Letter of Intent, dated November 7, 2011, by and among Thunder Mountain Gold, Inc., a Nevada Corporation, Green River Energy Corporation, a Nevada Corporation (“GREC”) and the Controlling Shareholder Group of GREC.

A copy of the Letter of Intent is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Letter of Intent is qualified in its entirety by reference to the complete terms and conditions of such document (a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K).

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01 - Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

99.1

Letter of Intent, dated November 7, 2011, by and among Thunder Mountain Gold, Inc. a Nevada corporation, Green River Energy Corporation, a Utah Corporation, and the Controlling Shareholder Group of GREC..

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 THUNDER MOUNTAIN GOLD, INC.

                       (Registrant)

  By: /s/ E. JAMES COLLORD

  -------------------------------------------------

E.  James Collord

President, Director and Chief Executive Officer

Date:  November 15, 2011

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